OMEGA II LLP

1,600 Units

$7,000,000

OIL AND GAS LIMITED PARTNERSHIP AGREEMENT

THIS AGREEMENT is made and entered into this ____________ day of ___________________, ______, by, between, and among the General Partners whose names and addresses are set out in Schedule 1, attached hereto, (hereinafter referred to as the (“General Partners”), and the Limited Partners whose names and addresses are set out in Schedule 2, attached hereto, (hereinafter referred to as the “Limited Partners”).

1.Name and Business.

The name of the partnership shall be Omega II (hereinafter referred to as the “Partnership”), and the principal office and place of business of the Partnership shall be at 8541 North County Road 11, Wellington, CO 80549. The parties hereby form a Limited Partnership pursuant to the provisions of the Partnership Laws of the State of Colorado for the purpose of investing in oil and gas leases, the operation thereof for income, and holding for investment, as determined by the General Partners, including, but not limited to subsequent sale thereof.

The oil and gas industry is a very lucrative investment at this time. We will limit to gas and oil. The helium and liquids found in some wells would only add value to the partnership. The General partner will continue adding properties to the LLC until $7,000,000 worth have been added.

Oil wells at this time are at $85 to $93 per barrel depending on the refiner’s fee per location fee that is being charged by some refiners. When averaged out the price we will use is $74 per barrel to estimate the value at this time. This may go up or down depending on interest rates and inflation.

The overall cash-on-cash per investment generally is in the 10% to 15% range. The additional valuation of the hard assets of the projects is usually 4% to 6%. The general partner would be carried for 20% of gross revenue off the top. These numbers are without expenses or the carried interest of the partner. (Note the above are average returns and the first project or several projects alone may not meet these projections.)

The gas price has been going up, but for this offering we will use the price per Huber Hub with is $4.50 per mcf. With this the partnership would see about a 7% to 9% cash return and about the same additional asset increase of 4% to 6%. This does not figure the 20% carried interest for the general partner or other expenses such as upkeep, taxes and insurance out of the income.

This LLP will have a cash-on-cash return to invest before expenses, taxes and the carried interest of the general partner of an 18% cash-on-cash and an increase in valuation of 5% which give them a 23% increase in valuation before an expenses and the carried interest of the general partner. The number after the expense expected for the taxes would be in the 12% cash-on-cash range.

These are the returns seen in the front range of Colorado and Huber National Corporation and NYMEX. The percentage of rate of return is higher but so are the risks.

2.Term.

The term of the Partnership shall begin on the 30th day of January 2022, and shall continue until the 30th day of January 2032, unless terminated earlier as hereinafter provided.

3.Contributions of General Partner.

(a)the General Partners shall contribute to the Partnership capital all of their right, title and interest in and to certain oil and gas leases presently under a contract for sale and purchase, a copy of which is attached hereto as Exhibit “B”(and leases shall continue to be added until $7,000,000 worth have been acquired), and the Partnership accepts the foregoing contributions and assumes all the obligations of the Purchaser under the aforementioned contract for sale and purchase, except that all incidental charges, fees and expenses in connection with taking title to the aforementioned real property, such as title insurance costs, legal fees, recording charges, and the like, in excess of the amount to be contributed toward the payment of such expenses by the Seller under said contract, shall be borne by the limited Partners. The deposit made by the limited Partners on the execution of the aforementioned contract shall be credited against their agreed capital contributions.

4.Capital Contributions of Limited Partners.

The Limited Partners shall contribute to the Partnership capital the cash amounts set opposite their names in the attached Exhibit “C”. Finders or Brokers may be paid up to 10% of funds raised under this Partnership.

5.Profits and Losses.

(a)The net profits and losses of the Partnership shall be divided and borne by each of the partners in the proportions set opposite his or her name in the attached Exhibit “D”, subject, however, insofar as the Limited Partners are concerned, to the limitation of their liability to the amount of their individual investment, as therein provided.

(b)The fiscal year of the Partnership shall be the calendar year. Notwithstanding anything to the contrary contained in subparagraph (a) of this paragraph, if in any fiscal year subsequent to December 31, 2023, Partnership net profits distributable among the Limited Partners are not equal to at least 3 (3%) percent of the aggregate original cash contributions made to the capital of the Partnership by the Limited Partners, as such capital contributions may have been reduced by any distributions previously made to such Limited Partners out of the proceeds of any mortgage refinancing, then the share of Partnership net profits distributable among the General Partners for such year shall be reduced to the extent of any such deficiency. This subparagraph shall be deemed null and void at and after such time as the Limited Partners shall have received aggregate total distributions from the Partnership, however arising, equal to 125% of the aggregate cash contributions made by the Limited Partners.

(c)In determining the share of Partnership net profits to which each partner shall be entitled, the Partnership profits shall be determined without taking into account any deduction for the following:

(1) depreciation, and (2) the regular accounting fees of the Partnership and any expenses relating to distributing Partnership profits. The foregoing regular accounting fees and distribution expenses shall be borne by, and charged against, the distributed profits share of the limited Partners in the proportions set opposite their names in the attached Exhibit “A”. All depreciation and other deductions shall be allocated among the partners in proportion to their cash capital contributions.

6.Mortgage Refinancing.

If net proceeds of a refinancing of any mortgage or other financing, constituting a lien against real property, held by the Partnership, exceed the principal balance of the mortgage immediately prior to such refinancing, and such proceeds of refinancing are received by the Partnership, then such net proceeds shall be distributed among the partners in the same ratios as set forth in paragraph 5(a) hereof.

7.Sale of Assets.

If the real property or any other asset held by the Partnership is sold, the net proceeds realized from such sale, including the net proceeds derived from the sale or satisfaction of any purchase money mortgage, shall be allocated as follows:

(a)Each partner shall receive an amount equal to the cash contributions made to the original capital of the Partnership as set forth in paragraphs 3 and 4 hereof, reduced by any amounts such partner may previously have received out of the net proceeds received as a result of refinancing any mortgage constituting a lien against Partnership property.

(b)The next 100 percent (100%) percent, after the allocations set forth in subparagraph (a) of this paragraph, shall be divided 20 percent (20%) percent among the General Partner in the proportions set forth in paragraph 5(c) hereof, and 80 percent (80%) percent among the Limited Partners in the proportions to which their capital contributions set forth in paragraph 4 hereof bear to each other.

8.Losses.

The liability of any of the Limited Partners for Partnership losses shall in no event exceed the aggregate amount of his or her contribution to the capital of the Partnership. Any losses in excess of such amount shall be borne solely by the General Partners, who shall share such losses in the proportions set forth in paragraph 5(c) hereof.

9.Salaries, Drawings and Interest on Capital Contributions.

The general partner may pay for accounting and other regular and necessary expenses and draw salary for attending to the books and the business of the partnership.

10.Management, Duties, and Restrictions.

(a)General Partner: The General Partner devote such time to the Partnership as shall be reasonably required for its welfare and success. The General Partner shall do no act detrimental to the best interests and of the Partnership.

(b)Limited Partners: No Limited Partner shall participate in the management of the Partnership business. A Limited Partner shall have the right to withdraw his or her capital contribution upon the termination of the Partnership as provided herein; provided, however, that no part of the capital contribution of any Limited Partner shall be withdrawn unless all liabilities of the Partnership, except liabilities to partners on account of their contributions, have been paid or unless the Partnership has assets sufficient to pay them. Except as otherwise provided in paragraph 18 hereinafter, no Limited Partner shall have the right to demand or receive property other than cash in return for his or her contribution. No Limited Partner shall have priority over any other Limited Partner either as to contributions to capital or as to compensation by way of income. No additional Limited Partners may be admitted to the Partnership. The Limited Partners consent to any sale or other disposition, encumbrance, mortgage, or lease by the General Partners on behalf of the Partnership, of any or all of the Partnership’s assets, now or hereafter acquired, on such terms and conditions as may be determined by the General Partners and to the employment, when and if required, of such brokers, agents, and attorneys as the General Partners may determine, notwithstanding that any party may have an interest therein.

11.Banking.

All funds of the Partnership shall be deposited in its name in such checking account or accounts as shall be designated by the General Partners. All withdrawals therefrom are to be made upon checks jointly signed by the General Partners, the survivor of them, or by the General Partner or Agent designated by all the General Partners.

12.Conveyance.

Any deed, bill of sale, mortgage, security agreement, lease, contract for sale and purchase, or other commitment purporting to convey or encumber the interest of the Partnership in all or any portion of any real or personal property, shall be jointly signed by the General Partners, or by the survivor of them.

13.Books.

The Partnership shall maintain full and accurate books in its principal office, or such other place as shall be designated for such purpose by the General Partners, and all partners shall have the right to inspect and examine such books at reasonable times. The books shall be closed and balanced at the end of each fiscal year.

14.Non-assignability.

No Limited Partner shall have the right to substitute an assignee as contributor in his place. No assignment of any Limited Partner’s right to proceeds distributed to him as a Limited Partner hereunder shall be valid unless consented to by the General Partners.

15.Death, Retirement, or Insanity of General Partner.

Should a General Partner die, retire, or become insane, the Partnership shall be expeditiously terminated.

16.Death of Limited Partner.

The death of a Limited Partner shall not dissolve the Partnership or terminate the Partnership business.

17.Termination.

The Partnership may be terminated by the General Partners prior to the end of its term, after at least 30 days’ prior written notice by the General Partners to each of the Limited Partners. In such event, or upon the death, retirement, or insanity of a General Partner, the General Partners or the remaining General Partner(s) shall wind up and liquidate the Partnership by either or both of the following methods:

(a)Selling the Partnership’s assets and distributing the net proceeds therefrom after the payment of Partnership liabilities to each partner in satisfaction of his or her interest in the Partnership.

(b)Distributing the Partnership’s assets to the Partners in kind, each Partner accepting an undivided interest in the Partnership’s assets, subject to its liabilities, in satisfaction of his or her interest in the Partnership. Upon completion of the liquidation, the Partnership shall be deemed completely dissolved and terminated.

18.Distribution of Proceeds on Liquidation.

The proceeds of liquidation shall be distributed, as realized, in payment of the liabilities of the Partnership in the following order: (a) to creditors of the Partnership; (b) to all of the Partners in respect of their capital accounts as determined pursuant to the provisions of this Agreement. The General Partners shall not be personally liable to the Limited Partners for any deficit in the Limited Partners’ capital accounts or for the return of their contributions. In the event of a liquidating distribution of the Partnership’s property in kind, the fair market value of such property shall be determined by an appraiser agreeable to the Partners and each Partner shall receive an undivided interest in such property equal to the portion of the proceeds to which he or she would be entitled under paragraph 7 hereof if such property were sold.

19.Power of Attorney.

Each of the Limited Partners constitutes and appoints the General Partners the true and lawful attorney for the undersigned, to make, execute, sign, acknowledge, and file a Certificate of Limited Partnership or amendments thereto, and, upon termination of the Partnership, a Certificate of Dissolution, as required under the laws of this state, and also to make, execute, sign, acknowledge, and file such other instruments as may be required under the laws of this state. The General Partners are authorized to take title to the real property herein referred to and to execute any and all documents related thereto on behalf of the Partnership, whether or not a Certificate of Limited Partnership has been filed prior to the date of such acceptance of title or execution of such documents, and all of the parties hereto hereby ratify and confirm any such action by the General Partners. The aforementioned General Partners shall convey the real property, herein before referred to, to the Partnership upon the filing of a Certificate of Limited Partnership and the completion of any advertising and/or other requirements of the laws of this state.

20.Liability of General Partners.

The General Partner shall not be liable for any action taken or omitted, which may result in loss or damage to the Partnership, if such action was taken or omitted in reliance upon the opinion of legal or other professional counsel for the Partnership.

21.Notices.

All notices provided for in this Agreement shall be directed to the parties at the addresses hereinabove set forth and to the Partnership at its principal office by registered or certified mail.

22.Binding Effect.

This Agreement shall be binding upon all the parties and their estates, heirs, or legatees.

23.Governing Law.

This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Colorado. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Colorado. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

24.Agreement in Counterparts.

This Agreement may be executed in several counterparts, all of which shall constitute one agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the day and year first above written. Signed, sealed and delivered in the presence of:

“GENERAL PARTNER”:

_________________________

Witness

_________________________

Witness

_________________________

Witness

“LIMITED PARTNERS”:

_________________________

Witness

_________________________

Witness

_________________________

Witness

Acknowledgement

STATE OF ___________________

COUNTY OF _________________

BEFORE ME personally appeared _____________________, to me well known and known to me to be the person described in and who executed the foregoing instrument, and acknowledged to and before me that said instrument was executed for the purposes therein expressed.

WITNESS my hand and official seal this _________ day of ___________________, _______.

______________________________

Notary Public

(SEAL) State of _____________________

My Commission Expires: ______________________

SCHEDULE 1

NAMES AND ADDRESSES OF GENERAL PARTNER

1.Omega Resources, Inc.     8541 North County Road 11, Wellington, CO 80549

SCHEDULE 2

NAMES AND ADDRESSES OF LIMITED PARTNERS

EXHIBIT “A”

CAPITAL CONTRIBUTIONS OF LIMITED PARTNERS LIMITED PARTNERS CONTRIBUTION

EXHIBIT “B”

LIMITED PARTNERS PERCENTAGE

EXHIBIT “C”

Disclosure Document

No Underwriter, salesman, or other person has been authorized to give any information or to make any representations not contained in this Offering Memorandum in connection with the offer made hereby. If given or made, such information or representations must not be relied upon as having been authorized by the General Partner.

This Offering does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful. Any material modification to the offering will be accomplished by means of an amendment written and signed by the General Partner’s counsel. In addition, the right is reserved by the General Partner to cancel any confirmation of sale prior to the release of funds, if, in the opinion of the General Partner, completion of such sale would violate federal or state securities laws or a rule or policy of the National Association of Securities Dealers, Inc., Washington, DC 20006.

Omega Resources, Inc. 8541 North County Road 11 Wellington, CO 80549 (970-568-6862) Memorandum April 1, 2022 OMEGA II, LLP 1,600 Units $4,375 Per Unit

TABLE OF CONTENTS		For Information Purposes Only

Risk Factors Business Management Certain Transactions Plan of Distribution Litigation Information for States	4 8 9 12 13 13 14

Omega Resources, Inc.

OMEGA II, LLP

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD TO RISK LOSS OF THEIR ENTIRE INVESTMENT. THE INITIAL OFFERING PRICE HAS BEEN ARBITRARILY ESTABLISHED BY THE GENERAL PARTNER AND BEARS NO RELATIONSHIP TO THE ASSETS OF THE GENERAL PARTNER, SHAREHOLDER EQUITY, OR ANY ESTABLISHED CRITERIA OF VALUE. (SEE “RISK FACTORS”, “INVESTOR SUITABILITY”, AND “PLAN OF DISTRIBUTION”).

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION BECAUSE THEY ARE BELIEVED TO BE EXEMPT FROM REGISTRATION UNDER SECTION 3(b) OF THE SECURITIES ACT OF 1933 AND RULE 506 PROMULGATED THEREUNDER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER SECURITIES REGULATORY AUTHORITY. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER AUTHORITY HAS PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM, AND IT IS NOT INTENDED THAT ANY OF THEM WILL. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE GENERAL PARTNER AND THE RISKS, MERITS AND TERMS OF THIS OFFERING IN MAKING AN INVESTMENT DECISION.

THE GENERAL PARTNER, AT ITS ABSOLUTE DISCRETION, MAY REJECT THE SUBSCRIPTION AGREEMENT TENDERED BY ANY PERSON. ANY PROSPECTIVE INVESTOR, PRIOR TO INVESTING SHOULD READ THIS OFFERING MEMORANDUM IN ITS ENTIRETY.

NO PERSON IS AUTHORIZED BY THE GENERAL PARTNER TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS OFFERING MEMORANDUM (THE “MEMORANDUM”) IN CONNECTION WITH THIS OFFERING. THE DELIVERY OF THIS MEMORANDUM AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER WITHIN ANY STATE OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THIS MEMORANDUM IS FOR THE EXCLUSIVE USE OF THE PERSON TO WHOM IT IS DISTRIBUTED

BY THE GENERAL PARTNER AND MAY NOT BE REPRODUCED OR USED IN ANY OTHER MANNER WITHOUT THE EXPRESS WRITTEN CONSENT OF THE GENERAL PARTNER. BY ACCEPTING DELIVERY OF THIS MEMORANDUM, EACH PERSON AGREES TO RETURN THE MEMORANDUM IF HE OR SHE DOES NOT PURCHASE THE SECURITIES OFFERED.

THE GENERAL PARTNER HAS AGREED TO GIVE ALL PROSPECTIVE INVESTORS OR THEIR REPRESENTATIVE(S), OR BOTH, AT A REASONABLE TIME PRIOR TO THE PURCHASE OF ANY OF THE SECURITIES OFFERED HEREBY, THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, THE GENERAL PARTNER OR PERSON(S) ACTING ON ITS

BEHALF CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING, AND TO OBTAIN ANY ADDITIONAL INFORMATION WHICH THE GENERAL PARTNER POSSESSES OR CAN ACQUIRE WITHOUT UNREASONABLE EFFORT OR EXPENSE THAT IS NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION SET FORTH HEREIN.

THESE SECURITIES ARE OFFERED TO QUALIFIED INVESTORS PURSUANT TO THE NON- PUBLIC OFFERING EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION PROVIDED BY REGULATION D, RULE 506, AND/OR SECTION 4 (2) OF THE 1933 ACT (“SEE INVESTOR SUITABILITY STANDARDS AND GENERAL SUITABILITY STANDARDS INFORMATION”).

RISK FACTORS

The Securities being offered hereby involve a high degree of risk. Prospective investors should carefully consider, among others, the following risk factors present in this Offering:

Prospective purchasers of the Securities should carefully consider the following risk factors and the other information contained in this Offering before making an investment in the Securities. Information contained in the Memorandum contains “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “should” or “anticipates”, or the negative thereof, or other variations thereon or comparable terminology, or by discussion of strategy (See “Business”). No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward-looking statements.

1.Limited Operating History

The General Partner is a relatively new venture, which has had no revenues and no profits, and as such, there is no guarantee that any revenues and/or profits will ensue. The General Partner was incorporated in 2017. The General Partner’s continued success will depend in part on its ability to deal with the problems, expenses, and delays frequently associated with establishing a relatively new business venture. Inasmuch as the General Partner will be required to make significant expenditures in connection with developing its infrastructure, acquiring assets and expanding its market, the General Partner anticipates that losses will occur until such time as revenues are sufficient to offset the General Partner’s operating costs. There can be no assurance that the General Partner will generate significant revenues or ever achieve profitability. Future losses are likely to occur before the General Partner’s operations will become profitable, and there is no assurance that the General Partner’s operations will ever attain profitability.

2.Limited Capital; Need for Additional Capital

The General Partner presently has limited operating capital. Upon completion of the Offering, even if the entire Offering amount is raised, the amount of capital available to the General Partner will be limited, and may not be sufficient to enable the General Partner to develop its business fully without additional fund raising. Any inability to obtain additional financing when needed would have a material adverse effect on the General Partner, requiring it to curtail its expansion efforts.

3.Dependence Upon Key Personnel

As compared to many other companies, the General Partner does not have a depth of managerial and technical personnel. The General Partner will be substantially dependent upon the individuals who comprise current management and other key personnel of the General Partner, including the expertise and abilities of Karen Ziegler, Fred L. Croci, Eric Von Horn, John Edge and Dennis Arends.

Accordingly, there is a greater likelihood that loss of the services of any of these persons would also have a material adverse impact upon the General Partner. The General Partner believes that its future success will also depend in large part on its ability to attract and retain highly skilled management. Competition for such personnel is intense, and there can be no assurance that the General Partner will be successful in attracting or retaining such personnel. Failure to attract and retain such personnel could have a material adverse effect on the General Partner’s operations and its financial condition.

4.Intense Competition.

The industry is extremely competitive with a substantial portion of the market dominated by a handful of major participants, and there are substantial barriers to entry. It is likely that one or more of these well- funded and resourceful players may enter in the business, either on its own or through acquisitions.

Although the General Partner plans to operate in a new market niche, the General Partner expects that as its operations increase, and as the market becomes more established, competition will intensify in the future. The General Partner believes that its ability to compete successfully depends on a number of factors, including strategic alliances and market presence; the quality and efficiency of its infrastructure; and industry and general economic trends.

5.No Dividends

The General Partner does not currently pay cash dividends on its Common Units and does not anticipate paying such dividends at any time in the immediate future. At present, the General Partner will follow a policy of retaining all of its earnings, if any, to finance development and expansion of its business.

6.Arbitrary Determination of Offering Price

The Offering price of the Securities offered hereby was arbitrarily determined by management of the General Partner, and bears no relationship to the General Partner’s assets, book value, net worth or other economic or recognized criteria of value. In no event should the public offering price be regarded as an indicator of any future market price of the General Partner’s securities.

7.Restrictions on Transferability

There has been no public market for the Securities offered in this Private Placement Memorandum. The Securities, if sold to investors in the United States may be considered “restricted securities”, in which case the Securities may need to be sold in compliance with Rule 144, adopted under the Securities Act of 1933. Rule 144 provides, in essence, that holders of restricted securities in a non-reporting General Partner may not sell until after holding restricted securities for one year. There can be no assurance that an active public market for the Common Units will be present, or that Rule 144 will be available at the time an investor may wish to sell any Securities purchased in this Offering. Investors must be prepared to accept the fact that their investment is of a long-term nature and may not be readily liquidated.

There can be no assurance that the conditions necessary to permit sales under Rule 144 will ever be satisfied. Moreover, there can be no assurance, as stated above, that any market for the Securities will develop, or that, if a market develops, it will be sustained. The Securities are being offered and sold pursuant to applicable exemptions under the Federal securities laws and in compliance with applicable state securities laws. The Securities may not be transferred except in compliance with all applicable Federal and state securities laws.

8.Volatility of Units Prices

In the event an active public market does develop for the Securities, market prices will be influenced by many factors, and will be subject to significant fluctuation in response to variations in operating results of the General Partner and other factors such as investor perceptions of the General Partner, supply and demand, interest rates, general economic conditions and those specific to the industry, developments with regard to the General Partner’s activities, future financial condition and management.

9.Limited Liability of Management

The General Partner has adopted provisions to its Articles of Incorporation and Bylaws which limit the liability of its Officers and Directors, and provide for indemnification by the General Partner of its Officers and Directors to the full extent permitted by corporate law, which generally provides that its officers and directors shall have no personal liability to the General Partner or its Unitholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful Units purchases or redemptions, or any transaction from which a director derives an improper personal benefit.  Such provisions substantially limit the shareholder’s ability to hold officers and directors liable for breaches of fiduciary duty, and may require the General Partner to indemnify its officers and directors (See “Certain Transactions - Conflicts of Interest”).

10.Best Efforts Offering/No Firm Commitment

The General Partner on a “best efforts, no minimum basis,” offers the Securities. There is no underwriter and no firm commitment from anyone to purchase all or any of the Securities offered. No assurance can be given that all or any of the Securities will be sold. Furthermore, there is no escrow of funds or other provisions for returning any investors’ funds if less than all Securities offered hereby are sold. This creates an increased risk to initial investors, in the event the General Partner is unable to raise the entire Offering amount, because there is no minimum Offering amount and funds will be utilized as received by the General Partner.

11.Insufficiency of Funds

The General Partner believes that the net proceeds to the General Partner from the sale of the Securities offered hereby (assuming that all Securities offered hereby are sold) will not provide the General Partner with sufficient capital to expand operation of the General Partner’s business until it can begin generating enough profits from operations to fund future expansion therefrom. Many factors may, however, affect the General Partner’s cash needs, including the General Partner’s possible failure to generate sufficient revenues from operations (See “Use of Proceeds”). In addition, if less than all Securities are sold, the General Partner may not have sufficient capital to fund operations until sufficient revenues are being generated and may be unable to find suitable financing on terms acceptable to the General Partner. This event would significantly increase the risk to those persons who invest in this offering (See “Use of Proceeds”).

12.Forward-Looking Statements; No Assurance of Attaining Financial Results

Certain business and financial information given herein contains forward-looking statements and therefore may involve known and unknown risks and uncertainties and other factors that may cause the actual results, performance and achievements of the General Partner to be materially different from those expressed or implied by such forward-looking statements. Some of the factors that may cause such material differences are set forth as risk factors under this section. Although the General Partner intends to amend and/or update this information as changes occur, there can be no assurance that the information will be completely current in conjunction with the General Partner’s actual financial performance during 2022 and 2023.

PRIOR TO MAKING A PURCHASE DECISION RESPECTING THE SECURITIES DESCRIBED HEREIN, A PROSPECTIVE INVESTOR SHOULD CAREFULLY REVIEW AND CONSIDER THE INFORMATION REGARDING THE RISKS CONTAINED HEREIN, INCLUDING ALL OF THE EXHIBITS. THE GENERAL PARTNER AND ITS BOARD OF

DIRECTORS ARE AVAILABLE TO DISCUSS WITH PROSPECTIVE INVESTORS ANY MATTER SET FORTH IN THESE RISK FACTORS OR ANY OTHER MATTER RELATING TO THE SECURITIES OFFERED HEREBY SO THAT PROSPECTIVE INVESTORS AND/OR THEIR REPRESENTATIVES MAY HAVE AVAILABLE TO THEM ALL INFORMATION, FINANCIAL AND OTHERWISE, RELATING TO THE GENERAL PARTNER OR PURCHASE OF MEMBERSHIP INTERESTS THEREIN.

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BUSINESS

Oil and Gas

The General Partner was incorporated in August 2017. Our business model is to purchase or trade Units for oil and gas properties to be held as long-term assets. Oil and gas commodity pricing has stabilized under the current economic market conditions bringing the U.S. to become the number one producer in the world. The momentum to drill using enhanced drilling technology in previously undeveloped areas assures the continued value of these properties. Our lean operating structure positions us well to compete in this very competitive market. Our strategy is to acquire producing properties, which have proven un-drilled locations available for further development. There is an abundance of good drilling prospects available that have either been overlooked or are not big enough for the larger companies. In the process of identifying these drilling prospects, the General Partner will utilize the expertise of existing staff and employ the highest caliber contract engineering firms available to further evaluate the properties. To qualify for acquisition, the calculated cash flow after taxes and operating expenses, including ten percent (10%) interest per year, will recover the acquisition cost in 22 to 40 months. The cash flow calculation will be based conservatively on $48 per barrel of oil and $2.50 per MCF of gas. In addition, the selection criteria will require the life of current producing wells to be 7 years or longer and the field must have a minimum total life of 15 years.

In the first phase we will be concentrating on “orphan well” opportunities in Colorado along with prospects in eastern and southeastern Colorado and Wyoming. The depth of the wells in the target areas average from 1500 ft. for the Niobrara formation to a total depth of 5800 ft. for the Topeka, Heebner, Lansing Kansas City, Marmaton, Cherokee, Atoka, Morrow, Mississippian, Spergen, and Osage formations. By concentrating our initial efforts on shallower prospects, we minimize drilling and operating costs. As we grow, we plan to expand into the Front Range (Northern Front Range Outcrop) and Denver Basin Province (D-J Basin, Wattenberg) of Colorado and into western Kansas (Hugoton Embayment Anadarko Basin - Central Kansas Uplift). The wells in these areas range from 4,000 ft. to 10,000 ft. Such wells are more expensive to drill and operate, but also offer bigger returns. Some of the formations in these areas are the Sussex, Niobrara, Codell, J Sand and the D Sand formations.

In the second phase of operations, we will expand into Oklahoma, Texas, and eastern Kansas. We will then place a great deal of emphasis on natural gas production and the transportation of natural gas. We believe natural gas will be the fuel of the future for automobiles, trucks and buses because of the clean-air standards that are proposed and will soon be going into effect, and now is an ideal time to acquire natural gas assets due to the current pricing matrix. The General Partner also plans on acquiring field transportation and short haul lines as part of our future business plan expansion. Acquiring these types of General Partner lines, specifically in the areas where the General Partner will have production located, will be advantageous due to savings in internal transportation costs, and the profitability margins of operating the lines and marketing natural gas. Managing the transportation system, in conjunction with field operations, will enhance cash flow. After obtaining the transportation lines, we hope to then develop our own end-users for natural gas. This will further enhance the profit margin of the General Partner.

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MANAGEMENT

The following is a brief description of the business background of the executive officers and directors of Omega Resources, Inc.

BOARD MEMBERS

Karen Ziegler - President

Ms. Ziegler was an officer and director of a public General Partner from September 2013 to December 2017 (resigned December 2017) and for many years participated in a variety of roles in major real estate development projects. These involved simultaneous projects for multiple residential developments, major water and sewer infrastructure improvement projects and multiple commercial development projects.

In addition, she has served in several administrative activities in various oil and gas ventures. In these capacities, she has performed analytical, accounting, cost projections, budgeting, scheduling and profit and loss analysis functions.

Fred L. Croci - Vice President, Asset Advisor Manager

Mr. Croci’s 43-year business career has spanned many facets of the real estate and oil and gas industries. Mr. Croci has been an officer and director of Alpha Energy, Inc. from September 2013 to December 2017 (resigned December 2017). A graduate of Iowa State University, he has held brokerage licenses in Iowa, Illinois, Wyoming and Colorado and has been involved in the brokerage, sales, leasing, development, and construction activities of, or provided consulting services on hundreds of millions of dollars’ worth of development properties, most recently in Northern Colorado, including a wide variety of project types.

He also has extensive experience with oil and gas marketing and oil operating companies. This includes participation with gas and oil drilling programs over several central and western states involving multiple drilling rigs. His focus was on renovation, rework and improvement of old producing fields. This focus included a major emphasis on waterflood projects where old producing oil fields were reworked to improve production via waterflooding the permeable sandstone formations.

As president of a professional management firm, Mr. Croci oversaw other entities including corporations, liability companies and limited liability limited partnerships.

John Edge-Board Member

Mr. Edge has served as President and Director of his own companies since 1969. He has been responsible for overseeing all areas from the office to working in the field. His business was involved in land development, residential and commercial building projects. It was also active in modular housing developments.

His background includes the development of strategic corporate multi-year planning, budgeting, contracts, procurement, acquisition of materials, financing, supervising sub contractors and his support staff. His was an approved builder for the Veteran’s Administration and an approved “Dealer/Contractor for the U.S. Department of Agriculture Rural Housing Program

Eric Van Horn - Corporation Secretary and Office Manager

Mr. Van Horn was been a systems engineer/architect for International Business Machines where he produced multi-year staffing plans, specifications and budgets consisting of software and hardware for outsourcing IT operations of major corporations (financial institutions, retail & insurance companies in the Fortune 100).

Dennis Arends - Board Member

Mr. Arends is a graduate of Colorado State University with a Bachelor of Science degree in General Agriculture. Over his agricultural career, he has owned and/or managed an array of farming and cattle operations in Colorado and Oklahoma. Receiving his Colorado real estate license in 1996, Mr. Arends has specialized in farm, ranch and grazing properties while continuing to manage farm and cattle operations. Over the past seven years he has worked exclusively in the real estate arena.

His more than 20-years of real estate experience while specializing in agricultural related properties has uniquely prepared him for identifying and acquiring properties with profitable investment returns.

CONTRACT PERSONNEL AND COMPANIES:

Jack A. McCartney

Manager, McCartney Engineering, LLC

Mr. McCartney graduated from the Colorado School of Mines in 1965 with the degree of Petroleum Engineer and in 1971 with the degree of Master of Engineering (Petroleum Engineer). He has completed the Industry short course at the University of Oklahoma as well as various continuing education courses. Mr. McCartney is a member of the Society of Professional Engineers and is a Registered Professional Engineer under Colorado registration #14618.

From 1965 to 1968, Mr. McCartney was employed by Kerr McGee Corporation as a production engineer. His responsibilities included well completions, work-overs, and recommendations of infill drilling locations, primarily offshore Louisiana. After a brief period with Kerr McGee in Calgary, Canada, he joined National Cooperative Refinery Association as a reservoir engineer. During his three years with NCRA, his duties included property evaluation, secondary recovery, and unitization. He also attended night school at this time and received his Masters Degree with emphasis on reservoir engineering and enhanced recovery methods. From 1971 to 1972 he was employed by Scientific Software Corporation in Denver, and later in Houston, where he performed reservoir simulation studies. He then joined Davis Oil General Partner in Denver as their reservoir engineer. Mr. McCartney was responsible for secondary recovery projects, unitization, and evaluation of the General Partner’s oil and gas properties for loan negotiations.

In September of 1973, he formed McCartney & Associates, later to become McCartney Engineering, LLC, for the purpose of providing consulting services in the areas of property management, secondary and enhanced recovery, reservoir engineering, property evaluation, and expert testimony.

During the past thirty-six years Mr. McCartney has continued to be actively involved in reservoir studies, reserve and revenue forecasting, oil and gas property appraisals, secondary recovery feasibility studies, property management, and petroleum software development. He also has served on numerous occasions as an expert witness before the Oil and Gas Regulatory Commissions in Colorado, Wyoming, Montana, Nebraska, and North Dakota regarding matters ranging from well spacing applications to field unitization. He has also given expert testimony in civil litigations with respect to oil and gas related matters.

Mr. McCartney managed field operations in the Denver Basin for Macey Mershon Oil & Gas, Inc. during the late 1970’s. He is currently managing field operations for all operated properties for an independent management General Partner. McCartney Engineering, LLC owns interests in oil and gas properties in the Rocky Mountain region and operates wells in Colorado and Wyoming.

Mr. McCartney’s professional references include commercial banks including American National Bank, Wells Fargo Bank, US Bank in Denver, Colorado, and Casper First Bank in Casper, Wyoming.

References from professional accounting firms include Arthur Andersen & General Partner and Hein & Associates LLP.

McCartney Engineering serves multiple clients which include Anchor Bay Corporation, Anderson Management General Partner, Mountain Petroleum Corporation, Pendragon Energy Partners, Inc., St. Anselm Exploration, Windsor Energy Group LLC, and many other oil and gas companies.

Mr. McCartney has provided expert testimony for major law firms including Welborn, Sullivan, Meck & Tooley; Astrella & Rice, Holme Roberts & Owen, Welborn, Dufford, Brown & Tooley; Poulson, Odell & Peterson; Shaw, Spangler & Roth; Faegre & Benson, Bjork, Lindley, & Little; and Robinson, Waters & O’Dorisio, all of Denver, Colorado, and Burford & Ryburn of Dallas, Texas, and Pearce & Durick of Bismarck, North Dakota. He has also served on various Select Committees and was selected by the Colorado Oil and Gas Conservation Commission to serve on the Advisory Committee on Horizontal Drilling.

Along with his Engineering services, Mr. McCartney has authored several publications including “Polymers Reduce Risk In Waterflooding”, Petroleum Engineer, Dec. 1972 and “Reservoir Engineering Aspects of Coalbed Methane”, A.A.P.G. Hydrocarbons From Coal, Chapter 16, 1993.

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CERTAIN TRANSACTIONS

Conflicts of Interest

Other than as described herein the General Partner is not expected to have significant dealings with affiliates. If there are such dealings the parties will attempt to deal on terms competitive in the market and on the same terms that either party would deal with a third person.

However, conflicts of interest are inherent in such dealings, and there is no assurance that such transactions will be favorable to the General Partner, due to the lack of arm’s length bargaining. Presently, none of the officers and directors has any transactions which they contemplate entering into with the General Partner, aside from the matters described herein.

Management will attempt to resolve any conflicts of interest that may arise in favor of the General Partner. Failure to do so could result in fiduciary liability to management. The Law of Colorado permits provisions in the articles, by-laws or resolutions approved by shareholders, which limit liability of directors for breach of fiduciary duty to certain specified circumstances.

The General Partner’s By-laws indemnify its Officers and Directors to the full extent permitted by Colorado law. Colorado law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation.

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PLAN OF DISTRIBUTION

1.General

The General Partner is offering the Securities on best efforts, no minimum basis. The General Partner without the utilization of any underwriter, investment banker, or broker-dealer will manage the Offering.

The General Partner may enter into agreements with securities broker-dealers who are members of the National Association of Securities Dealers, Inc. (“NASD”), whereby these broker-dealers will be involved in the sale of the Securities and will be paid a commission by the General Partner of up to ten percent (10%) of the offering price of the Securities sold by them, plus an additional unaccountable expense of three percent (3%) of the offering price of the Securities sold by them, as agreed to between the General Partner and the broker. However, the General Partner has not currently entered into any agreements with any broker-dealers, and there can be no assurance that the General Partner will do so. The General Partner may also utilize crowd funding over the internet.

The Securities will be offered and sold by officers, directors, and employees of the General Partner, who will receive no sales commissions or other compensation in connection with the Offering, except for reimbursement of expenses actually incurred on behalf of the General Partner in connection with such activities. However, these persons will receive compensation as per their normal relationship with the General Partner. The Securities will be sold only to persons who meet the suitability standards set forth herein, at a price of $$4,375 per Unit (See “Suitability Standards”). In the event of over-subscription, the General Partner may, in its sole discretion, elect to retain all funds received and increase the total offering amount to include the over-subscribed amount, as allowed under appropriate federal and state securities laws.

2.Right to Reject

The General Partner reserves the right to withdraw this offer at any time, or to reject any subscription in its sole discretion for any reason whatsoever prior to acceptance. Upon acceptance, the General Partner in its regular corporate checking account will promptly deposit funds for such subscription.

LITIGATION

The General Partner has no material litigation pending at the time of this Offering.

The General Partner’s corporate offices are located at 8541 North County Road 11, Wellington, CO 80549. The General Partner’s telephone number is 970-568-6862.

This Memorandum and its attachments contain a fair summary of the relevant provisions of the documents referred to or relevant to the matters discussed herein. These documents are available for inspection during regular business hours at the offices of the General Partner, and upon request, copies of documents not annexed to this Memorandum will be provided to prospective Qualified Purchasers. Each prospective Qualified Purchaser, and his or her Purchaser Representative or Professional Advisor, if any, is invited to ask questions of, and receive answers from, the officers or directors of the General Partner and to obtain such information concerning the terms and conditions of the Offering, and particular information regarding the future development of the General Partner, to the extent management possesses the same or can acquire it without unreasonable effort or expense. An appointment for such purposes will be arranged upon request.

No person has been authorized to make any representation, warranty, covenant, or agreement not expressly contained in this Memorandum or confirmed in writing by a representative of the General

Partner. Qualified Purchasers are encouraged to perform their own investigation and analysis of the General Partner and this Offering and to seek the advice of their own financial advisors.

INFORMATION FOR RESIDENTS OF CERTAIN STATES

For California Investors Only:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE CALIFORNIA CORPORATIONS CODE BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE CALIFORNIA CORPORATIONS CODE, IF SUCH REGISTRATION IS REQUIRED.

ALL OFFERS OR SALES MADE IN CALIFORNIA SHALL BE SUBJECT TO THE FOLLOWING RESTRICTIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES. UPON ANY TRANSFER IN WHOLE OR IN PART OF ANY OF THE SECURITIES OR INTERESTS THEREIN TO CALIFORNIA RESIDENTS OR TO, IN, OR FROM CALIFORNIA, ANY DOCUMENTS OR ASSIGNMENTS OF TRANSFER MUST BEAR THE SAME LEGEND.

For Colorado Investors Only:

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE COLORADO SECURITIES ACT OF 1991 BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE RESOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE ACT OF 1933, AS AMENDED, OR THE COLORADO SECURITIES ACT 1991, IF SUCH REGISTRATION IS REQUIRED.

For Delaware Investors Only:

PURSUANT TO §517.061(12) OF THE DELAWARE SECURITIES ACT, WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN DELAWARE, ANY SALE IN DELAWARE MADE TO A PURCHASER, OTHER THAN THOSE EXCLUDED FROM THE DEFINITION OF “PURCHASER” BY

§517.061(12)(b) PURSUANT TO §517.061(12)(a) OF THE DELAWARE SECURITIES ACT, SHALL BE VOIDED BY THE PURCHASER IF SUCH SALE IS WITHIN THREE DAYS AFTER (a) THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR ANY ESCROW AGENT OR (b) THE AVAILABILITY OF SUCH PURCHASER’S PRIVILEGE TO AVOID SUCH SALE IS COMMUNICATED TO HIM (WHICHEVER IS LATER).

For Florida Investors Only:

THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE FLORIDA SECURITIES ACT OF 1973 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT.

For Illinois Investors Only:

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECCRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS, NOR HAS THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS CRIMINAL OFFENSE.

New Jersey Investors Only

THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY HAS NOT PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. THE FILING OF THE WITHIN OFFERING WITH THE BUREAU OF SECURITIES DOES NOT CONSTITUTE APPROVAL OF THE ISSUE OR THE SALE THEROF BY THE BUREAU OF SECURITIES OR THE DEPARTMENT OF LAW AND PUBLIC SAFETY OF THE STATE OF NEW JERSEY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

For New York Investors Only:

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. THIS OFFERING DOCUMENT HAS BEEN FILED AS AN EXHIBIT TO THE GENERAL PARTNER’S M-11 NEW YORK STATE FILING; HOWEVER, IT HAS NOT BEEN REVIEWED OR OTHERWISE APPROVED BY THE BUREAU OF INVESTOR PROTECTION AND SECURITIES, OF THE DEPARTMENT OF LAW, OF THE STATE OF NEW YORK. ANY CONTRARY REPRESENTATION IS UNLAWFUL. THIS OFFERING DISCLOSURE DOCUMENT DOES NOT CONTAIN ANY UNTRUE STATEMENTS OF MATERIAL FACTS, NOR DOES IT OMIT ANY MATERIAL FACTS NECESSARY TO MAKE THE STATEMENTS MADE IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING. THIS DOCUMENT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS AND INFORMATION PURPORTED TO BE SUMMARIZED HEREIN, BUT SHOULD NOT BE DEEMED TO CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE GENERAL PARTNER SINCE THE DATE HEREOF.

THE OFFERING OF THE SECURITIES HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL OF THE STATE NEW YORK BECAUSE OF THE OFFEROR’S REPRESENTATIONS THAT THIS IS INTENDED TO BE AN OFFERING PURSUANT TO RULE 504 OF REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THAT IF ALL OF THE

CONDITIONS AND LIMITATIONS OF REGULATION D ARE NOT COMPLIED WITH, THE OFFERING WILL BE RESUBMITTED TO THE ATTORNEY GENERAL FOR AMENDED EXEMPTION. EACH NEW YORK INVESTOR WILL BE REQUIRED TO AGREE THAT HE OR SHE WILL NOT SELL OR OTHERWISE TRANSFER THESE SECURITIES (OR THE INDIVIDUAL

COMPONENTS) UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM IS AVAILABLE. FURTHER, THAT THE FUNDS INVESTED HEREIN ARE ILLIQUID AND THEREFORE ARE NOT REQUIRED FOR CURRENT NEEDS AND POSSIBLE PERSONAL CONTINGENCIES OF THE INVESTOR. NEW YORK INVESTORS AND THEIR REPRESENTATIVES WILL HAVE ACCESS TO ALL OF THE DOCUMENTS, BOOKS, AND RECORDS OF THE GENERAL PARTNER DURING BUSINESS HOURS UPON REASONABLE NOTICE TO THE GENERAL PARTNER AT ITS PRINCIPAL PLACE OF BUSINESS.

ALL NEW YORK INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY UNDERSTAND THAT THIS OFFERING MAY BE MADE ONLY TO THOSE NON-ACCREDITED RESIDENTS OF NEW YORK WHO (1) HAVE A NET WORTH (ALONE OR JOINTLY WITH SPOUSE EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) EQUAL TO THREE TIMES THE AMOUNT OF THE INVESTMENT AND AN ADJUSTED GROSS INCOME (WITH SAME CRITERIA) OF FIVE TIMES THE AMOUNT OF THE INVESTMENT.

For Pennsylvania Investors Only:

EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION BY SECTION 203 (d), DIRECTLY FROM THE ISSUER OR AFFILIATE OF THIS ISSUER, SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE SELLER OR ANY OTHER PERSON WITHIN TWO (2) BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OF PURCHASE OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO BINDING CONTRACT OF PURCHASE, WITHIN TWO (2) BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES HEREIN OFFERED.

IF YOU HAVE ACCEPTED AN OFFER TO PURCHASE THESE SECURITIES MADE PURSUANT TO A PROSPECTUS WHICH CONTAINS A NOTICE EXPLAINING YOUR RIGHT TO WITHDRAW YOUR ACCEPTANCE PURSUANT TO SECTION 207 (m) OF THE PENNSYLVANIA SECURITIES ACT OF 1972 [70 P.S. §1-207(m)], YOU MAY ELECT, WITHIN TWO (2) BUSINESS DAYS AFTER THE FIRST TIME YOU HAVE RECEIVED THIS NOTICE AND A PROSPECTUS TO WITHDRAW FROM YOUR PURCHASE AGREEMENT AND RECEIVE A FULL REFUND OF ALL MONIES PAID BY YOU. YOUR WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, YOU NEED ONLY SEND A LETTER OR TELEGRAM TO THE ISSUER INDICATING YOUR INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. IF YOU ARE SENDING A LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO AS EVIDENCE OF THE TIME WHEN IT WAS MAILED. SHOULD YOU MAKE THIS REQUEST ORALLY, YOU SHOULD ASK WRITTEN CONFIRMATION THAT YOUR REQUEST HAS BEEN RECEIVED.

For Massachusetts Investors Only:

MASSACHUSETTS RESIDENTS MUST HAVE HAD EITHER (i) A MINIMUM NET WORTH OF AT LEAST FIFTY THOUSAND ($50,000) DOLLARS [EXCLUDING HOME, HOME FURNISHINS AND AUTOMOBILES] AND HAD DURING THE LAST YEAR, OR IT IS ESTIMATED THAT THE

SUBSCRIBER WILL HAVE DURING THE CURRENT TAX YEAR, TAXABLE INCOME OF FIFTY THOUSAND ($50,000) DOLLARS OR (ii) A NET WORTH OF AT LEAST ONE HUNDRED FIFTY THOUSAND ($150,000) DOLLARS [AS COMPUTED ABOVE].

For Michigan Investors Only:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE MICHIGAN SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER THAT ACT OR EXEMPTION THEREFROM.

For Minnesota Investors Only:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER CHAPTER 80 OF THE MINNESOTA SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED FOR VALUE EXCEPT PURSUANT TO REGISTRATION OR OPERATION OF LAW.

For Oregon Investors Only:

THE SECURITIES OFFERED HAVE NOT BEEN REGISTERED WITH THE DIRECTOR OF THE STATE OF OREGON UNDER THE PROVISIONS OF OAR 441-65-240. THE INVESTOR IS ADVISED THAT THE DIRECTOR HAS MADE ONLY A CURSORY REVIEW OF THE REGISTRATION STATEMENT AND HAS NOT REVIEWED THIS DOCUMENT SINCE THE DOCUMENT IS NOT REQUIRED TO BE FILED WITH THE DIRECTOR.

THE INVESTOR MUST RELY ON THE INVESTOR’S OWN EXAMINATION ON THE GENERAL PARTNER CREATING THE SECURITIES, AND THE TERMS OF THE OFFERING INCLUDING THE MERITS AND RISKS INVOLVED IN MAKING AN INVESTMENT DECISION ON THESE SECURITIES.

For Texas Investors Only:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER APPLICABLE SECURITIES LAWS OF TEXAS AND ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER SECTION 5.1 OF THE TEXAS SECURITIES ACT. THE SECURITIES COMMISSIONER NEITHER RECOMMENDS NOR ENDORSES THE INFORMATION PROVIDED HEREIN. THESE SECURITIES CANNOT BE RESOLD OR TRANSFERRED FOR VALUE UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

For Washington Investors Only:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE WASHINGTON SECURITIES ACT AND THE ADMINISTRATOR OF SECURITIES OF THE STATE OF WASHINGTON HAS NOT REVIEWED THE OFFERING OR OFFERING MEMORANDUM. THESE SECURITIES MAY NOT BE SOLD WITHOUT REGISTRATION UNDER THE ACT OR EXEMPTION THEREFROM.

IT IS THE RESPONSIBILITY OF ANY INVESTOR PURCHASING SECURITIES TO SATISFY ITSELF AS TO FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE REQUIREMENTS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE

COMMISSION OF ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM, ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES ARE OFFERED BY THE GENERAL PARTNER SUBJECT TO PRIOR SALE, ACCEPTANCE OR AN OFFER TO PURCHASE, WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFER, WITHOUT NOTICE. THE GENERAL PARTNER RESERVES THE RIGHT TO REJECT ANY ORDER, IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE SECURITIES OFFERED HEREBY.

All States:

THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THE STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALES MAY BE MADE IN ANY PARTICULAR STATE. THIS MEMORANDUM MAY BE SUPPLEMENTED BY ADDITIONAL STATE LEGENDS, IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE ADVISED TO CONTACT THE PRESIDENT FOR A CURRENT LIST OF STATES IN WHICH OFFERS OR SALES MAY BE LAWFULLY MADE.

Received and acknowledged:

_________________________________

ADDENDUM TO

OIL AND GAS LIMITED PARTNERSHIP AGREEMENT

THIS Addendum is to the AGREEMENT made and entered into this _________ day of __________, ______, by, between, and among the Partner whose names and addresses are set out in Schedule 1, attached hereto, (hereinafter referred to as the (“Partner”), and the Limited Partners whose names and addresses are set out in Schedule 2, attached hereto, (hereinafter referred to as the “Limited Partners”).

USE OF PROCEEDS:

•The funds set aside in the Use of Proceeds table for acquisition of Oil and Gas Leases may also be utilized for the purchase of Oil and Gas Servicing companies or equipment.

Received and Acknowledged:

___________________________________

Limited Partner